Exhibit 99.1

LSC COMMUNICATIONS ENTERS INTO A DEFINITIVE AGREEMENT TO DIVEST ITS EUROPEAN PRINTING BUSINESS TO WALSTEAD GROUP

Increases Strategic Focus on North America Operations and Customer Base; Provides Additional Financial Flexibility

CHICAGO—(BUSINESS WIRE)—LSC Communications (NYSE: LKSD) announced today that the company has entered into a definitive agreement to sell LSC’s European printing business to Walstead Group, one of the leading web offset commercial printers in Europe. LSC’s European printing business is headquartered in Poland and includes three web offset manufacturing facilities, a logistics and warehousing site and one location dedicated to premedia services. The agreement is subject to customary completion conditions, adjustments and regulatory approvals and is expected to close by the end of 2018.

Thomas J. Quinlan III, Chairman and Chief Executive Officer of LSC Communications, commented, “The monetization of our European operations is another step in our strategic plan which is focused on pioneering services and solutions that drive long-term growth and create the most value for our core client segments, as evidenced by our recent completion of the acquisition of RR Donnelley’s Print Logistics business.”

The company expects the transaction will result in debt reduction of approximately $60 million, using a combination of sale proceeds and repatriated cash to pay down debt under its revolving credit facility.

On an annualized basis, the transaction is expected to decrease LSC Communications’ revenue by approximately $250 million and annual non-GAAP adjusted EBITDA by approximately $12 million.

LSC will report second-quarter 2018 results and host a conference call on Thursday, August 2, 2018 where the company will provide more details.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. The company’s traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, LSC’s supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC Communications Investor Relations Contact:

Janet Halpin, Senior Vice President, Treasurer and Investor Relations

Telephone: 773-272-9275

E-mail: investor.relations@lsccom.com

Source: LSC Communications, Inc.